EXECUTION COPY

THIRD AMENDMENT TO MACY'S AMENDED AND RESTATED

CREDIT CARD PROGRAM AGREEMENT

    THIRD AMENDMENT AGREEMENT, dated as of March 1, 1997, by and among Federated Department Stores, Inc. ("FDS"), FDS National Bank ("FDS Bank"), FACS Group, Inc. ("FACS") (FDS, FDS Bank and FACS being collectively referred to herein as the "FDS Parties"), GE Capital Consumer Card Co. ("GE Bank"), Macy's East, Inc., Macy's West, Inc., Bullock's, Inc., Broadway Stores, Inc., and MSS-Delaware, Inc.

    WHEREAS, the parties hereto are parties to an Amended and Restated Credit Card Program Agreement, dated as of June 4, 1996 (the "Agreement");

    WHEREAS, in connection with the Agreement, the FDS Parties and General Electric Capital Corporation ("GE Capital") entered into the GE Capital Credit Services and License Agreement, dated as of June 4, 1996 (the "GE Service Agreement");

    WHEREAS, Section 9.10 of the GE Service Agreement provides that any replacement of or substitute for any Credit Insurance Programs with respect to GE/Macy's Accounts requires the mutual consent of the FDS Parties and GE Capital; and

    WHEREAS, the parties hereto desire to amend the Agreement in order to set forth the terms and conditions applicable to the adoption of replacement or substitute Credit Insurance Programs with respect to GE/Macy's Accounts and to amend certain other terms of the Agreement as provided herein.

    (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the GE Service Agreement, as applicable).

    NOW THEREFORE, in consideration of the terms and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Section 1.1 of the Agreement is hereby amended by deleting the definition of "Authorized FDS Person" appearing therein in its entirety and substituting the following therefor:

    " "Authorized FDS Person" means the senior vice president - credit operations, or senior vice president - credit services, as agent for FDS Bank and as designated by FDS Bank from time to time."

    A new Section 9.11 is hereby added to the Agreement which provides as follows:

    "9.11 Credit Insurance.

      The FDS Parties, on the one hand, and GE Bank, on the other hand, hereby consent to the offering by FACS from time to time of replacement or substitute Credit Insurance Programs on GE/Macy's Accounts subject to the further terms and conditions of this Section 9.11.

      The terms and conditions of the Credit Insurance Program that FACS proposes to offer on all GE/Macy's Accounts as of the date of this Third Amendment Agreement pursuant to a credit insurance program to be entered into with American Banker's Insurance Group ("ABIG") and of any amended, substituted or replacement Credit Insurance Program offered, or to be offered, on all GE/Macy's Accounts, and any and all contracts and agreements between FACS and ABIG with respect to such Credit Insurance Program, shall be approved in advance by the Policy Committee. In this regard, the following aspects of any Credit Insurance Program offered on all GE/Macy's Accounts shall be subject to the review and prior approval of the Policy Committee;

        any and all terms and conditions applicable to any Credit Insurance Program offered on all GE/Macy's Accounts and all insurance products to be offered pursuant thereto; provided, however, that GE Bank may take any action with respect to the Credit Insurance Program, and any products offered by FACS to GE/Macy's Account Debtors pursuant thereto (including, without limitation, the right not to offer or describe such insurance product in the GE/Macy's Credit Card Applications) without the prior review or approval of the Policy Committee but after prior consultation and discussion with the Policy Committee, which GE Bank believes in good faith, after consultation with counsel, is required by Law. Notwithstanding the foregoing, no product offered pursuant to a Credit Insurance Program offered on all GE/Macy's Accounts shall be implemented which GE Bank believes, in its good faith judgment, would embarrass or disparage GE Bank or any of its Affiliates in any respect or would violate any provision of applicable Law or may result in any enforcement of disciplinary action by any insurance agency or entity having jurisdiction over GE Bank or its Affiliates;

        any and all advertising with respect to any Credit Insurance Program offered on all GE/Macy's Accounts and all products offered to GE/Macy's Account Debtors pursuant thereto;

        all accounting methods for a Credit Insurance Program offered on all GE/Macy's Accounts, which accounting methods shall be identical to those implemented under the Credit Insurance Program offered and utilized in connection with the FDS/Macy's Accounts; and

        any and all marketing expenditures beyond the annual Marketing Services Expense Budget (which will include the Marketing Data Base Development and Use Budget, as such capitalized terms are defined in the FACS Program Agreement dated March 1, 1997 as in effect on the date hereof and previously approved by the Policy Committee).

      All disclosures and statements contained in the GE/Macy's Credit Card Applications and any other communications to GE/Macy's Account Debtors regarding the Credit Insurance Program offered on all GE/Macy's Accounts and any and all insurance products offered pursuant thereto to GE/Macy's Account Debtors shall require the prior consent of GE Bank.

      FACS shall provide to GE Bank, within 20 days after the end of each fiscal month under the Credit Insurance Program, unaudited monthly profit statements for the Credit Insurance Program offered on all GE/Macy's Accounts and the calculation of GE Bank's share of such revenues. GE Bank and its designees, and their respective officers, employees, attorneys, accountants and/or other representatives shall have the right to audit and inspect the records and operations of the Credit Insurance Program offered on all FDS/Macy's Accounts and GE/Macy's Accounts pursuant to and in accordance with provisions of Section 9.6(a) of this Agreement.

      All net revenue from the Credit Insurance Program with respect to GE/Macy's Accounts will be shared equally between GE Bank and FDS Bank; provided, however, that (x) any and all payments by FACS for indemnified acts (as set forth in any and all agreements between FACS and ABIG) shall not reduce the Credit Insurance Program's net revenue and (y) any and all indemnification, penalties or similar payments made by ABIG to FACS or its affiliates shall be included in the Credit Insurance Program's net revenue. Net revenues of the Credit Insurance Program shall also not be reduced by any termination or other penalties that occur in connection with prior existing credit insurance programs between the FDS Parties and third parties. Payment of GE Bank's share of the Credit Insurance Program net proceeds with respect to a fiscal month shall be made no later than the last day of the immediately succeeding fiscal month by wire transfer of immediately available funds to an account specified by GE Bank or in such other manner as specified by GE Bank in writing.

      Replacements, amendments or substitutes for any Credit Insurance Program with respect to GE/Macy's Accounts shall require the approval of the Policy Committee.

      The FDS Companies shall indemnify the GE Indemnified Parties against any and all Damages arising from or resulting from any Credit Insurance Program, including without limitation, arising from or resulting from the offer, sale, or any other activities in connection with the implementation of any Credit Insurance Program offered on GE/Macy's Accounts in accordance with this Section 9.11 (whether such Damages arise or result from the acts or omissions of one or more of the FDS Parties or of any agent or representative of any of the FDS Parties), such indemnification to be in accordance with the provisions of Section 10.1, provided that to the extent GE Capital provides services pursuant to the GE Service Agreement in respect of the Credit Insurance Program, nothing herein shall be construed as limiting or amending the indemnification obligations of GE Capital pursuant to Section 7.1(a) of the GE Service Agreement.

      Notwithstanding any provision in this Section 9.11, (i) the parties acknowledge and agree that any Credit Insurance Program offered to holders of FDS/Macy's Accounts shall be the same Credit Insurance Program offered to holders of GE/Macy's Accounts and nothing herein shall be construed to permit any of the FDS Parties to provide any holder of a Macy's Account with a Credit Insurance Program on terms and conditions different from those provided to any other holder of a Macy's Account except to the extent that (x) GE Bank has required that its accounts be treated differently as permitted under Section 9.11(b)(i), (y) FDS Bank has required that its accounts be treated differently for reasons that are the same as the reasons permitted to GE Bank under Section 9.11(b)(i), or (z) as the parties otherwise agree in writing and (ii) the provisions of this Section 9.11 relating to Credit Insurance Programs are applicable only to Credit Insurance Programs offered on Macy's Accounts.
    Section 3.7 of the Agreement is hereby amended by deleting
    Section 3.7(b) it in its entirety and replacing it with the following provisions:

    "(b) Without limiting the generality of the foregoing, if the FDS Companies receive any payments on GE/Macy's Accounts through computer, electronic payment or any other means of payment ("Other Payments"), the FDS Companies shall have no right, title or interest in or to any Other Payments, and shall take possession of such funds solely as agent on behalf of GE/Macy's Account Debtors for transfer to GE Bank.

    (c) The FDS Companies and GE Bank shall cooperate in designing and implementing as promptly as practicable procedures which will allow Other Payments to be received directly by GE Bank for GE/Macy's Accounts. If in any month Other Payments exceed 5% of aggregate payments on Macy's Accounts received in such month, then, the parties hereto agree to cooperate to ensure the implementation of such procedures within 180 days thereafter or the FDS Companies must immediately cease accepting Other Payments.

    (d) With respect to each Division, on each Business Day during the term of this Agreement, the aggregate amount of In-Store Payments and Other Payments with respect to such Division shall be deducted in computing the Remittance for such Division, as provided in Section 3,1(a) hereof."

    Section 4.2(a) of the Agreement is hereby amended by adding the following:

    "(xv) training and supervising all applicable personnel in connection with the offering and sale of credit insurance products and programs and ensuring that such offerings and sales comply with the Law."

    Section 10.1(a) is hereby amended by adding the following:

    "(xi) any and all modifications or amendments to retention policies existing as of the date hereof relating to GE/Macy's Charge Slips, GE/Macy's Credit Slips, and all other GE/Macy's Account Documentation authorized by the Policy Committee at FDS' request."

    Section 11.6(b) is hereby amended by adding a new subclause (iii) thereto as follows:

    "(iii) GE Bank shall have the sole right to make any arrangements it desires with respect to credit insurance offered to, or provided with respect to, GE/Macy's Accounts including, without limitation, terminating and replacing at GE Bank's sole expense any then existing insurance provider arrangements, and FDS agrees to cooperate fully with GE Bank so that GE Bank can promptly implement such arrangements with respect to the foregoing,"

    GE Capital hereby assigns to GE Bank its right, pursuant to Section 9.10(b) of the GL Service Agreement, to consent to the provisions of Section 9.11 of the Agreement. Future consents are within the purview of the Policy Committee.

    Except as otherwise amended hereby, the Agreement shall remain unchanged and in full force and effect.

    The validity, performance and enforcement of this Third Amendment Agreement shall be governed by the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

    This Third Amendment Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have entered into this Third Amendment Agreement as of the day and year first above written.

GE CAPITAL CONSUMER CARD CO.

By: /s/ Kevin Knight

Name: Kevin Knight

Title: Executive Vice President

FDS NATIONAL BANK

By: /s/ Jack Brown

Name: Jack Brown

Title: President

FEDERATED DEPARTMENT STORES, INC.

By: /s/ John R. Sims

Name: John R. Sims

Title: Vice President

FACS GROUP, INC.

By: /s/ John R. Sims

Name: John R. Sims

Title: Vice President

MACY'S EAST, INC.

By: /s/ John R. Sims

Name: John R. Sims

Title: Vice President

MACY'S WEST, INC.

By: /s/ John R. Sims

Name: John R. Sims

Title: Vice President

BULLOCK'S, INC.

By: /s/ John R. Sims

Name: John R. Sims

Title: Vice President

BROADWAY STORES, INC.

By: /s/ John R. Sims

Name: John R. Sims

Title: Vice President

MSS-DELAWARE, INC.

By: /s/ John R. Sims

Name: John R. Sims

Title: Vice President

The undersigned, General Electric Capital Corporation, hereby executes this Third Amendment Agreement for the sole purpose of the agreement set forth in Section 7 hereof.

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Kevin Knight

Name: Kevin Knight

Title: Attorney in Fact